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                                                                    EXHIBIT 23.1



                              Consent of Auditors



The Board of Directors
SMTC Corporation:

The audit referred to in the form of our report dated February 18, 2000 included the related financial statement schedules of SMTC Corporation (formerly HTM Holdings, Inc.) for the year ended December 31, 1999 included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of the form of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                        /s/ KPMG LLP


Toronto, Canada
July 17, 2000